ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

| Filed in the office of | Document Number |
|---|---|
| Ross Miller | 20070096866-34 |
| Secretary of State | Filing Date and Time 02/09/2007 3:19 PM |
| State of Nevada | Entity Number E0094972007-8 |

# Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. **Name of Corporation:** | ATLANTIC RESOURCES INC. |
| 2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served) | CORP 95, LLC<br>Name<br>2620 REGATTA DR SUITE 102 — LAS VEGAS, Nevada 89128<br>(MANDATORY) Physical Street Address — City — Zip Code<br>33585C DEL OBISPO ST NO. 200 — DANA POINT, CA 92629<br>(OPTIONAL) Mailing Address — City — State — Zip Code |
| 3. **Shares:** (number of shares corporation is authorized to issue) | Number of shares with par value: 70,000,000 — Par value per share: $ .001 — Number of shares without par value: |
| 4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees) | 1. RAFFI KHORCHIDIAN<br>Name<br>2620 REGATTA DR SUITE 102 — LAS VEGAS — NV — 89128<br>Street Address — City — State — Zip Code<br>2.<br>Name<br>Street Address — City — State — Zip Code<br>3.<br>Name<br>Street Address — City — State — Zip Code |
| 5. **Purpose:** (optional - see instructions) | The purpose of this Corporation shall be: |
| 6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator) | DAVID DELOACH — X [signature]<br>Name — Signature<br>2620 REGATTA DR SUITE 102 — LAS VEGAS — NV — 89128<br>Address — City — State — Zip Code |
| 7. **Certificate of Acceptance of Appointment of Resident Agent:** | I hereby accept appointment as Resident Agent for the above named corporation.<br>X [signature] — 02/07/07<br>Authorized Signature of R. A. or On Behalf of R. A. Company — Date |

This form must be accompanied by appropriate fees.